September 6, 2022

Jonathan Lanoy
jonl@natr.com

Re: Interim Chief Financial Officer

Jonathan,

Thank you for agreeing to serve as the Interim Chief Financial Officer of Nature’s Sunshine Products, Inc. (the “Company”). This letter agreement is intended to amend the Executive Employment Agreement entered between you and the Company on September 6, 2022 (the “Employment Agreement”), and, except as amended herein, the terms of the Employment Agreement shall continue in full force and effect and shall govern this letter agreement. Any capitalized terms in this letter agreement, that are not defined herein, shall have the meaning set forth in the Employment Agreement.

In addition to the benefits set forth under the terms of the Employment Agreement, the Company agrees to provide the following benefits in exchange for your service as Interim Chief Financial Officer:

1.One-time Success Bonus: The Company shall pay to you a one-time success bonus in the amount of $150,000, less applicable taxes, within five business days of the successful filing of the Company’s Annual Report on Form 10-K for the year ending December 31, 2022, provided you remain continuously employed by the Company through such date; provided, however, that such one-time success bonus shall be paid to you promptly in the event the Company terminates your employment without Cause or you resign from the Company for Good Reason at any time prior to date by which it has been earned and paid.

2.Grant of Restricted Stock Units (RSUs): The Company will grant to you a number of RSUs equal to $150,000 divided by the closing price of the Company’s common stock on September 6, 2022. Such RSUs shall vest in two equal annual installments over a two-year period following the grant date subject to your continued employment and such other terms and conditions that shall be set forth in a grant agreement to be executed by you and the Company.

Nothing in this letter agreement, or the Employment Agreement, should be construed as guaranteeing your employment through a particular date or altering the at-will nature of your employment with the Company. Please indicate your acceptance of this letter agreement by signing below and returning a copy of the signed letter agreement to me at your earliest convenience.

Sincerely,

Nature’s Sunshine Products Inc.

/s/ Terrence O. Moorehead
Terrence O. Moorehead
President and Chief Executive Officer

Acknowledged and agreed to by as of the date indicated below:

/s/ Jonathan Lanoy
Jonathan Lanoy
Date:     9/6/22
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